Exhibit 1(a)

                         NOMURA PACIFIC BASIN FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

      NOMURA PACIFIC BASIN FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The name of the Corporation is Nomura Pacific Basin Fund, Inc. The Corporation desires to amend and restate its charter as currently in effect. The original Articles of Incorporation were filed with the State Department of Assessments and Taxation of Maryland on March 14, 1985.

      SECOND: Pursuant to Section 2-609 of the Maryland Corporations and Associations Code, these Articles of Amendment and Restatement restate and amend the provisions of the Articles of Incorporation of the Corporation.

      THIRD: The amendment to and restatement of the charter of the Corporation as set forth below has been duly advised by a majority of the board of directors and approved by the stockholders of the Corporation as required by law.

      FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the amendment and restatement of the charter.

      FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article III of the amendment and restatement of the charter.

      SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the amendment and restatement of the charter.
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      SEVENTH: The text of the charter of the Corporation is hereby amended and restated to read in its entirety as follows:


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

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         NOMURA PACIFIC BASIN FUND, INC.

                                     * * * *

                                    ARTICLE I

                                      NAME

      The name of the Corporation is

                         NOMURA PACIFIC BASIN FUND, INC.

                                   ARTICLE II

                               PURPOSES AND POWERS

            The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

            (1) To conduct and carry on the business of an investment company of the management type.

            (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

            (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine.

            (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock of any class or series, as its Board of Directors may determine, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

            (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, desirable or appropriate for or incidental, related or conducive to the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

            The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE III

                       PRINCIPAL OFFICE AND RESIDENT AGENT

            The post-office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is 300 E. Lombard Street, Baltimore, Maryland 21202.


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

                                   ARTICLE IV

                                  CAPITAL STOCK

            (1) The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of Common Stock, of the par value of ten cents ($.10) per share, and of the aggregate par value of Twenty Million Dollars ($20,000,000). The capital stock initially is classified into one series, which consists of two classes of Common Stock, as follows:

                                             Class A              Class Y
                                          Common Stock          Common Stock
                                       ------------------    -----------------
Pacific Basin Portfolio                50,000,000 shares     50,000,000 shares

      The remainder of the Corporation's capital stock, One Hundred Million (100,000,000) shares of Common Stock, is not initially classified as to any class or series. All shares of the capital stock of the Corporation issued and outstanding as of the date hereof shall be classified initially as Class Y Common Stock of the Pacific Basin Portfolio.

            (2) The Board of Directors may classify and reclassify any unissued shares of capital stock, of any class or series, into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and


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

pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

            (3) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Dividends on a class or series may be declared or paid only out of the net assets of that class or series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

            (4) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), as in effect from time to time, or any rules,


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

regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote.

            (5) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act as in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the votes entitled to be cast by holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by holders of a class or series entitled to vote thereon as a separate class or series).

            (6) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation applicable to that class or series.


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

            (7) Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

            (8) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class or series entitled to vote as a separate class or series shall constitute a quorum.

            (9) All persons who shall acquire stock in the Corporation, of any class or series, shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

            (10)(a) Each series of capital stock of the Corporation shall relate to a separate portfolio of investments. All shares of stock in each series shall be identical except that there may be variations among and within the different classes comprising the series as to the purchase price, determination of net asset value, designations, preferences, conversion or other rights, voting powers, restrictions, special and relative rights and limitations as to dividends and on liquidation, qualifications or terms or conditions of redemption of such shares of stock.

            (b) Subject to the power of the Board of Directors to reclassify unissued shares of stock, each series of stock of the Corporation shall have the following powers, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and terms and conditions of redemption:


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

                        (i) All consideration received by the Corporation for the issue or sale of stock of each series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets, funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled in the books of account of the Corporation. Such assets, payments and funds, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets, funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as belonging to any particular series, the Board of Directors of the Corporation shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in their sole discretion, deem fair and equitable. Each allocation by the Board of Directors shall be conclusive and binding on the shareholders of the Corporation of all series for all purposes.

                        (ii) The assets belonging to each series of stock shall be charged with the liabilities in respect to such series, and also shall be charged with their share of the general liabilities of the Corporation, in proportion to the relative asset values of the respective series determined in accordance with the charter of the Corporation or in


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

      such other manner as may be determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more series.

            (11) At such times (which may vary within a class of stock) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act as in effect from time to time, applicable rules and regulations thereunder and applicable rules of the National Association of Securities Dealers, Inc. and reflected in the Corporation's pertinent registration statement, shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation within the same series based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's pertinent registration statement as aforesaid.

                                    ARTICLE V

                  PROVISIONS FOR DEFINING, LIMITING AND
                  REGULATING CERTAIN POWERS OF THE
                  CORPORATION AND OF THE DIRECTORS
                  AND STOCKHOLDERS

            (1) The number of directors of the Corporation shall be six (6), which number may be increased pursuant to the By-Laws of the Corporation but shall never be less than three


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

(3). The names of the current directors who shall act until the next annual meeting or until their successors are duly elected and qualify are:

                  William G. Barker, Jr.
                  George H. Chittenden
                  Haruo Sawada
                  Chor Weng Tan
                  Arthur R. Taylor
                  John F. Wallace

            (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, of any class or series, and securities convertible into shares of capital stock of the Corporation, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

            (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation, of any class or series, acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

            (4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act.


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

            (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act.

                                   ARTICLE VI

                                   REDEMPTION

      Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.


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

                                   ARTICLE VII

                              DETERMINATION BINDING

      Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any


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

valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII

                               PERPETUAL EXISTENCE

            The duration of the Corporation shall be perpetual.

                                   ARTICLE IX

                                   AMENDMENT

            The Corporation reserves the right from time to time to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

                                     * * * *

      EIGHTH: The foregoing amendment and restatement does not increase the authorized stock of the Corporation.

      NINTH: These Articles of Amendment and Restatement shall be effective at the very beginning of the day on June 17, 1999.


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

            IN WITNESS WHEREOF, NOMURA PACIFIC BASIN FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary as of the 19th day of May, 1999.

ATTEST:                                   NOMURA PACIFIC BASIN FUND, INC.
                                          (a Maryland corporation)


By:______________________________         By:___________________________________
   John J. Boretti                           Haruo Sawada
   Secretary                                 President

      THE UNDERSIGNED, President of NOMURA PACIFIC BASIN FUND, INC., a Maryland corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties for perjury.

                                          By:___________________________________
                                             Haruo Sawada
                                             President


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